As filed with the Securities and Exchange Commission on April 26, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WASHINGTON TRUST BANCORP, INC.

(Exact name of registrant as specified in its charter)

Rhode Island	05-0404671
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

23 Broad Street

Westerly, Rhode Island 02891

(401) 348-1200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

WASHINGTON TRUST BANCORP, INC.
2022 LONG TERM INCENTIVE PLAN
(Full title of the plan)

Edward O. Handy III

Chief Executive Officer

Washington Trust Bancorp, Inc.

23 Broad Street

Westerly, Rhode Island 02891

(401) 348-1200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Samantha M. Kirby, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐
Non-Accelerated Filer	☐	Smaller Reporting Company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Items 1 and 2.

The documents containing the information for the Washington Trust Bancorp, Inc. 2022 Long Term Incentive Plan (the “Plan”) specified by Part I of this Registration Statement will be sent or given to the participants in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as a part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus for the Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by Washington Trust Bancorp, Inc. (the “Corporation”) with the SEC are incorporated by reference in this Registration Statement, as of their respective dates:

(a) the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2021 (as filed with the SEC on February 24, 2022);

(b) the Corporation’s Current Reports on Form 8-K filed on February, 1, 2022 (except to the extent any portion of any such Current Report on Form 8-K is furnished but not filed); and

(c) the description of the Corporation’s common stock, par value $0.0625 per share, contained in the Corporation’s Registration Statement on Form S-3 filed with the SEC on October 1, 2020.

All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is incorporated or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such prior statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item. 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

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Item 6. Indemnification of Directors and Officers.

Section 7-1.2-814 of the Rhode Island Business Corporation Act, as amended, provides that a corporation generally has the power to indemnify directors, officers, employees and agents against judgments, penalties, fines, settlements and reasonable expenses, including attorneys’ fees, actually incurred in connection with any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, to which such director, officer, employee or agent may be a party by reason of his being a director, officer, employee or agent, provided that such director, officer, employee or agent shall have acted in good faith and shall have reasonably believed (i) in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in the corporation’s best interests, (ii) in all other cases, that his or her conduct was at least not opposed to its best interests, and (iii) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

In accordance with Section 7-1.2-202 of the Rhode Island Business Corporation Act, Article Eleventh of the Corporation’s Restated Articles of Incorporation, as amended, provides that no director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for breach of such director’s fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 7-1.2-811 of the Rhode Island Business Corporation Act, which relates to liability for unauthorized acquisitions or redemptions of, or dividends or distributions on, capital stock, or (iv) for any transaction from which the director derived an improper personal benefit (unless such transaction is permitted by Section 7-1.2-807 of the Rhode Island Business Corporation Act, which relates to director conflicts of interest).

The Corporation’s By-laws, as amended, provide for indemnification to the fullest extent permitted under the Rhode Island Business Corporation Act. Specifically, the Corporation’s By-laws provide that such rights to indemnification are contract rights and that the expenses incurred by an indemnified person shall be paid in advance of a final disposition of any proceeding; provided, however, that if required under applicable law, such person delivers a written affirmation that such person has met the standards of care required under such provisions to be entitled to indemnification.

Section 7-1.2-814(i) of the Rhode Island Business Corporation Act and Section 8.04 of the Corporation’s By-laws provide that the Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against any liability asserted against and incurred by such persons in any such capacity. The Corporation has obtained insurance covering its directors and officers against losses and insuring the Corporation against certain of its obligations to indemnify its directors and officers.

Item 7. Exemption from Registration Claimed.

None.

Item 8. Exhibits.

4.1	Restated Articles of Incorporation of Washington Trust Bancorp, Inc. (incorporated by reference to Exhibit 3.a to Washington Trust Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000)

4.2	Amendment to Restated Articles of Incorporation of Washington Trust Bancorp, Inc. (incorporated by reference to Exhibit 3.b to Washington Trust Bancorp, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002)

4.3	Amendment to Restated Articles of Incorporation of Washington Trust Bancorp, Inc. (incorporated by reference to Exhibit 3.1 to Washington Trust Bancorp Inc.’s Current Report on Form 8-K dated May 10, 2016)

4.4	Amended and Restated By-laws of Washington Trust Bancorp, Inc. (incorporated by reference to Exhibit 3.4 to Washington Trust Bancorp, Inc.’s Current Report on Form 8-K filed on November 19, 2015)

4.5	Form of Common Stock Certificate of Washington Trust Bancorp, Inc. (incorporated by reference to Exhibit 4.5 to Washington Trust Bancorp, Inc.’s Registration Statement on Form S-3 filed on October 16, 2017)

10.1	Washington Trust Bancorp, Inc. 2022 Long Term Incentive Plan.

10.2	Form of Restricted Stock Unit Award Agreement for Non-Employee Directors under the Washington Trust Bancorp, Inc. 2022 Long Term Incentive Plan.

5.1	Opinion of Partridge Snow & Hahn LLP.

23.1	Consent of Crowe LLP.

23.2	Consent of Partridge Snow & Hahn LLP (contained in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page of this Registration Statement).

107	Filing Fee Table

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Item 9. Undertakings.

1.             The undersigned Corporation hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Corporation pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.             The undersigned Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Corporation’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.             Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westerly, Rhode Island, on the 26th day of April, 2022.

WASHINGTON TRUST BANCORP, INC.

By:	/s/ Edward O. Handy III
Edward O. Handy III
Chairman and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Ronald S. Ohsberg
Ronald S. Ohsberg
Senior Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

By:	/s/ Maria N. Janes
Maria N. Janes
Executive Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Washington Trust Bancorp, Inc., hereby severally constitute Edward O. Handy III and Ronald S. Ohsberg, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below and in such other capacities as the undersigned may from time to time serve in the future, the registration statement filed herewith and any and all amendments (including post-effective amendments) to said registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and generally to do all such things in our names and in our capacities as officers and directors to enable Washington Trust Bancorp, Inc.to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward O. Handy III	Chairman, Chief Executive Officer, and Director	April 26, 2022
Edward O. Handy III	(Principal Executive Officer)

/s/ Ronald S. Ohsberg	Senior Executive Vice President, Chief Financial Officer and Treasurer	April 26, 2022
Ronald S. Ohsberg	(Principal Financial Officer)

/s/ Maria N. Janes	Executive Vice President, Chief Accounting Officer and Controller	April 26, 2022
Maria N. Janes	(Principal Accounting Officer)

/s/ John J. Bowen
John J. Bowen	Director	April 26, 2022

/s/ Steven J. Crandall
Steven J. Crandall	Director	April 26, 2022

/s/ Robert A. DiMuccio, CPA
Robert A. DiMuccio, CPA	Director	April 26, 2022

/s/ Joseph P. Gencarella, CPA
Joseph P. Gencarella, CPA	Director	April 26, 2022

/s/ Constance A. Howes, Esq.
Constance A. Howes, Esq.	Director	April 26, 2022

/s/ Alimamy D. “Junior” Jabbie, Jr.
Alimamy D. “Junior” Jabbie, Jr.	Director	April 26, 2022

/s/ Joseph J. MarcAurele
Joseph J. MarcAurele	Director	April 26, 2022

/s/ Kathleen E. McKeough
Kathleen E. McKeough	Director	April 26, 2022

/s/ Sandra Glaser Parrillo
Sandra Glaser Parrillo	Director	April 26, 2022

/s/ John T. Ruggieri
John T. Ruggieri	Director	April 26, 2022

/s/ Edwin J. Santos
Edwin J. Santos	Director	April 26, 2022

/s/ Lisa M. Stanton
Lisa M. Stanton	Director	April 26, 2022

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